SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

CYTTA CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 333-139699	98-0505761 (I.R.S. Employer Identification Number)

6490 West Desert Inn Road, Suite 101

Las Vegas Nevada 89146

(Address of Principal Executive Offices and Zip Code)

(702) 307-1680

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As at September 30, 2014, CYTTA Corp. (the “Company”), by and with its wholly owned subsidiary, CYTTA Merger Sub, Inc. (“Merger Sub”), a Nevada corporation and an direct subsidiary of the Company, executed a material definitive agreement (the “Merger Agreement”) with EraStar Inc. and its principals . To complete the closing of the Merger Agreement numerous documents, financial statements and disclosures were required to be exchanged; such documents, Financial Statements and disclosures all as set forth in the Merger Agreement. At this time, Mr. Mainlander’s correspondence of October 24th, 2014 (attached as Exhibit) has called into question the veracity and accuracy of any information provided and the likelihood of receiving the currently missing information.  Additionally there may be difficulties with the EraStar representations and warranties under the merger Agreement.   Cytta, its Officers and Directors and consultants are currently investigating these matters in a manner consistent with their fiduciary duties.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

With regard to the current Directors and Officers of Cytta, we wish to correct certain disclosure in the 8K prepared by Mr. Mailander on Oct 3rd, 2014 wherein it states “As at September 30, 2014, Mr. John Dinovo resigned his position with the Company as Chief Technology Officer and Director, and Mr. Erik Stephenson[sic] resigned his position as President of the Company. Mr. Gary Campbell also resigned as Chief Executive Officer.”  None of these resignations occurred, nor were Jens Dalsgaard, Steffan Dalsgaard, Vanessa Luna, or Jamison Moore ever elected to the Board or as Offices of Cytta.  The Cytta Board and Officers have been and continue to be Gary Campbell, Director, CEO, CFO, Secretary, Erik Stephansen Director, President, and John Dinovo Director, CTO.

The Merger Agreement provided in clause 2.0 ‘Closing Deliveries’ that various documents would be provided including, Counsel for EraStar’s legal opinion prior to any Board changes.  To date EraStar and its principals have provided none of these documents. Mr. Mailander was never able to deliver the required documents and/or legal opinion.  Accordingly the signature on the Form 8k by Jens Dalsgaard indicating the he is Chairman and CEO of Cytta is incorrect.

The Cytta Board and Officers have been and continue to be Gary Campbell, Director, CEO, CFO, Secretary, Erik Stephenson, Director, President, and John Dinovo Director, CTO.

Item 8.01 Other Events

On October 24th, 2014 Cytta received correspondence (attached as Exhibit) from Mr. Tad Mailander of Mailander Law Office, Inc. Louis Bank of Commerce, 835 Fifth Avenue, Suites 312-313 San Diego, CA 92101. Mr. Mailander acted as Attorney for EraStar Inc. and its principals Jens Dalsgaard, Steffan Dalsgaard, Vanessa Luna and Jamison Moore in the ongoing Merger transaction and prepared the previous 8K filed October 3rd, 2014 describing certain information and documentation he had received from EraStar Inc.

Mr. Mailander states in his correspondence to Cytta, that his clients [EraStar Inc. and its principals] have caused, “The inability of Cytta to properly complete its audit of EraStar due to a number of factors including, but not limited to: obstructionism from EraStar (and now Cytta) affiliates and control persons, and possible misrepresentations concerning EraStar's accounting and financials from these persons.”  Cytta appreciates Mr. Mainlander’s honesty and integrity in bringing these serious concerns to Cytta’s attention.

These serious allegations are currently being carefully investigated by the Cytta Officers, Directors, consultants and its advisors, in a manner consistent with their respective fiduciary duties.  Until such time as satisfactory answers, explanations and the required documentation are received from EraStar Inc. or its principals (Jens Dalsgaard, Steffan Dalsgaard, Vanessa Luna and Jamison Moore), the numerous remaining actions necessary to complete the merger are being held in abeyance pending completion of the investigation.

However at this time EraStar Inc. has been formerly merged with Cytta’s wholly owned subsidiary Cytta Merger Sub Inc. by filing Articles of Merger pursuant to NRS Chapter 92A on October 3rd, 2014 and is a wholly owned subsidiary of Cytta.  At this time none of the Class E Preferred shares have been issued.

Cytta’s primary business as an open source remote medical monitoring connectivity platform known for its highly scalable and secure Healthcare licensing solutions.

Exhibit Index:

Exhibit Number

Description

EX-5

Correspondence dated October 24th, 2014 from Mr. Tad Mailander of Mailander Law Office, Inc. Louis Bank of Commerce, 835 Fifth Avenue, Suites 312-313 San Diego, CA 92101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTTA Corp. (Registrant)

Date October 27, 2014

By: /s/ Gary Campbell

    Gary Campbell CEO, Director